U.S.SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

-------------------------------------

AMENDMENT NUMBER.13 To

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

USChina Taiwan Inc.

(Exact name of registrant as specified in its charter)

Nevada                               7389                            27-2039490

(State or Other               (Primary Standard Industrial         (I.R.S. Employer

Jurisdiction                    Classification Code Number)        Identification No.)

Of Organization)

                        Taiwan:    16F-5, No. 78-17, Sec. 2 Zhong Gang Rd. Taichung, Taiwan

                                             Tel: 886-916-456-210

                              USA:    665 Ellsworth Avenue, New Haven, CT 06511

                                      Tel: 203-5628899;   203-8440809

                       (Address and Telephone Number of Registrant's Executive Office)

Copies to:

Andrew Chien

SEC Filing Agency

665 Ellsworth Avenue

New Haven, CT 06511

(203) 844-0809

Approximate Date of Proposed Sale to the Public: As soon as this registration statement becomes effective, and it is practicable to sell.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer", " accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

                  Large accelerated filer [ ]             Accelerated filer [ ]

                   Non-accelerated filer [ ]            Small reporting company [x]

                                CALCULATION OF REGISTRATION FEE

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Title of Each Class     Proposed Maximum     Proposed Maximum      Amount of        Registration

of Securities to        Number of Shares      Offering Price        Aggregate            Fee (1)

be Registered           to be  Registered       Per Share         Offering Price (1)

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Common Stock                 122,500            $2.00              $ 245,000           $ 26.21

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(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this

Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

___________________________________________________________________________________________________________

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

     PRELIMINARY PROSPECTUS                           SUBJECT TO COMPLETION DATED __________, 2010

                                     USChina Taiwan Inc.

                              122,500 Shares of Common Shares

                                     $2.00 per Share

This is USChina Taiwan Inc.'s initial public offering. USChina Taiwan offers the resale of 122,500 shares of common stock, held by the selling stockholders for whom information is provided under the "Selling Shareholder" section of this prospectus. The shares will be offered (see section “PLAN OF DISTRIBUTION”) by the selling stockholders initially at $2.00 per share and thereafter, if the shares are listed for quotation on the OTC Bulletin Board, at prevailing market prices, or at privately negotiated prices. The offering will keep up to two years from the effective day, or will terminate when all of the 122,500 shares of common stock have been sold, the shares no longer need to be registered to be sold due to the operation of Rule 144, or we decide to terminate the registration of the shares. We will not receive any proceeds from the sale of shares offered by the selling stockholders.

There is no market for our common stock and a market may never develop in the future.

The securities of this prospectus involve a high degree of risk (please see "RISK FACTORS", Page 7).

Neither the Securities & Exchange Commission ("SEC"), nor any state securities commission, has approved or disapproved the securities being offered, nor has any such agencies passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                                                                  The date of this prospectus is ____________, 2010

_________________________________________________________________________________________________________

Dealer Prospectus Delivery Obligation

Until ____________ 2010, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

___________________________________________________________________________________________________________

                        TABLE OF CONTENTS

DIRECTORS AND EXECUTIVE OFFICERS

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR

You should rely only on the information contained in this prospectus in deciding whether to purchase our common stock.  We have not authorized anyone to provide you with information other than that contained in this prospectus.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of its delivery or of any sale of our Common Stock.  This prospectus will be updated and updated prospectuses will be made available for delivery to the extent required by federal securities laws.

__________________________________________________________________________________________________________

                                 PROSPECTUS SUMMARY

The following summary explains important information regarding the business of USChina Taiwan and the shares of common stock the selling shareholders intend to sell. Because this is a summary, it does not contain all the information that may be important to you. You should read the entire prospectus and its appendices carefully before you decide to invest. Please see "RISK FACTORS" on Page 7 ..

As used in this prospectus, the terms "we", "us", "our", the "Company", and "USChina Taiwan" all refer to USChina Taiwan Inc.  Also, in this prospectus we use the term selling shareholders, they are the owners of 122,500 shares of common stock.

All dollar amounts commonly refer to US dollars unless otherwise indicated.

Our Business

USChina Taiwan Inc was incorporated in the State of Nevada on December 18, 2009 by USChina Channel Inc. as a subsidiary, managed by Andrew Chien. On March 15, USChina Taiwan Inc separated from USChina Channel as an independent company, issued 90% of the outstanding common stock to Ching-Sang Hong, and elected him as a sole member of the Board of Directors, and Andrew Chien resigned as a general manager.

Our office address from which we will conduct our business is located at 665 Ellsworth Avenue, New Haven, CT 06511 with telephone number 203-844-0809 and our Taiwan Office is at 16F-5, No. 78-17, Sec. 2 Zhong Gang Rd. Taichung, Taiwan. Our telephone number is 886-916-456-210. Our website is at:

           http://www.uschinachannel.net/index/USChina_Taiwan_Inc#item351611 which will continue in construction as the business development going on.

The Company's business focuses on management and financial consulting in Taiwan, and the Company's CEO: Ching-sang Hong, has engaged in similar business privately since 1998, and he plans to rebuild his business in a public entity. This is because from private going public becomes a hot topic of the consulting business among Taiwan entrepreneurs as more Taiwan entrepreneurs expanded their business into the Mainland of China and the Mainland of China became the world's largest IPO Market in the first six month of 2010. Although we don't have generated revenue yet, we are not a blank check company because we have clear, practicable, and specific business strategy and plan to serve special customers – the underserved small to middle sized Taiwan entrepreneurs who are in international business operation. Currently, we are actively developing our business independently.

The Company

In USA we shared the office of USChina Channel, 665 Ellsworth Avenue, New Haven, CT 06511 and in Taiwan, we currently use the home of our sole director, Ching-Sang Hong, rent-free as our office, 16F-5, No. 78-17, Sec. 2 Zhong Gang Rd. Taichung, Taiwan.

Risk Factors

An investment in our common stock involves a high degree of risk including possible to lose investors' all investments. Please carefully read the “Risk Factors” section beginning on page 7 of this prospectus.

Going Concern

Our company is in developing stage and without operation history, and our sole officer has limited financial capability and little consulting experience. Our auditor is concerned that we may not have the ability to continue our business if we do not generate substantial revenue, or raise enough capital to continue our work.

The Offering

Securities Offered:      Maximum 122,500 shares of common stock, Par value $0.001.

Offering price:          $2.00 per share

Period of Offering:      Two years or it will conclude when all of the 122,500 shares of common stock have been sold, the shares no longer need to be registered to be sold, or we decide to terminate the registration of the shares.

Net proceeds to

 Selling Shareholders:   $ 245,000

Net proceeds to

 the Company:             None.

Market for the            There has been no market for our securities.  Our common stock is not traded on

 Common Stock             any exchange or on the Over-the-Counter market.  After the effective date of the registration statement, we hope to have a market maker file an application with FINRA for our common stock to become eligible for quoting on the

                          Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop or, if developed, that it will be sustained.  Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

Summary of Selected       For fiscal year ended March 31, 2010, Revenue: $ 0;  Net income: $(29,985);

Financial Data:           Total asset: $1225; Total liability:  $ 0, Shareholder equity: $1225.

                          For the quarter ended June 30, 2010, Revenue: $ 0;  Net income: $(10);

                          Total asset: $7200; Total liability: $ 5985, Shareholder equity: $1215.

                                             RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following Risk Factors and information provided in this prospectus. If any of the following risks actually occur, our business, financial condition, or results of operations could be materially and adversely affected, and you may lose some or all of your investment.

WE HAVE NO REVENUE FOR THE YEAR ENDED MARCH 31, 2010. THERE IS A RISK WE MAY NEVER BECOME PROFITABLE.

                                     RISKS RELATING TO OUR COMPANY

1. We have no operating history and even no any signed contract at this time and our operating results are unpredictable.

We have no operation history. Since the Company's formation, we have not realized any revenue yet. We do not have any signed contract with any customers at this time. There are no history data or pending agreements upon which our investors could evaluate, estimate or predict our future revenue and profits.

The likelihood of our company's success must be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in the early stages of development.

2. We will incur increased costs as a result of being a public company, including the adoption of Sarbanes-Oxley Act, which may not be affordable to us.

Rules adopted by SEC pursuant to Section 404 of Sarbanes-Oxley require annual assessment of our internal control over financial reporting, and attestation of this assessment by the Company’s independent registered public accountants.  These requirements make us first to changes in corporate governance practices and to develop an adequate internal accounting control to budget, forecast, manage and allocate our funds and account for them, while simultaneously developing and organizing with our business.  As a developing stage company, these new rules and regulations will increase our legal, accounting and financial compliance costs and will require additional staff time. Since we have limited financial resources and staff time, we may not be affordable of the increased costs, which ultimately could cause you to lose your investment.

3. Our sole officer (director) has little experience in running a public company of accounting and disclosures, which may result  in material misstatements to our financial statements and an inability to provide accurate financial information to our stockholders.

Our sole officer (director), Mr. Hong has no formal training in financial accounting and disclosures of a public company. He is neither a USA certified public accountant, nor a security attorney. There is no guarantee that he will be able to adequately prepare our financial statement in accordance of USA GAAP or satisfy SEC reporting and disclosure requirement. Consequently, our operations, future earnings and ultimate financial success could suffer irreparable harm due to his ultimate lack of experience with public companies and their reporting requirements in general. Further information please refer to Page 27, paragraph, "Company Organization and Principles.

4. Our auditors have raised substantial doubt about our ability to continue as a going concern, since the Company does not currently have sufficient working capital necessary to pursue our intended business.

We have operating loss for $29,995, and only have $1,215 assets on hand as of the date of this filing. We do not anticipate any predictable cash flow in the near future except the loan from the Chairman Ching-Sang Hong with limitation up to $70,000. If we fail to generate revenue, we may suffer losses due to the costs and expenses related to implementing our business model. We cannot offer any assurance that we will be successful in attracting, then retaining any customers.

Because we do not have sufficient working capital necessary to pursue our business objectives, our auditors have expressed their opinion that we may fail in the near future if we do not generate profits, or raise sufficient capital soon. This opinion must be disclosed to all potential investors and other sources of capital, which may adversely affect our ability to raise capital. Shareholder and creditor confidence may be very low in evaluating our Company. If we are successful in acquiring a loan or a line of credit, we may be charged a much higher interest rate because of our financial condition.

5. Our only Officer, Mr. Hong, has limited financial capability, and has to run additional business. He may be unable to devote his full time, or even honor all his financial commitment to the Company, and eventually cause you to lose your investment if his outside business fails.

Mr. Hong, our President and sole officer, personally bears the costs of bringing this company as a public entity, and bears the loan for the operation of this company. He has limited financial capability, for example he recently took personal credit line of $200,000 from a bank to help him to cover his personal expenses, including his personal investment in our company. Additionally, he is running other business to generate the income to support his operating of this company. He owns Crown Assets Administrative LLC, a Taiwan registered company, and he is the president of Yana Ventures Philanthropy Group and the Chief Secretary of Ma-Friend organization, which was organized for the election of President Ma, Ying-Jeou, Republic of China (Taiwan). The activities of his additional business may constantly occupy his time, which may result in interruptions or delays in our customer service for our Company.

Mr. Hong's limited financial capability also may cause his unable to even honor all his financial commitment with the Company, and eventually to cease the operation of our Company, and cause you to lose all your investment. Further information please refer to above Risk Factor 3 and the paragraph of Page 27 : "Company Organization and Principles.

6. Except for Mr. Hong's loan, which is limited to $70,000, we do not have any additional sources of funding for our business and we cannot guarantee that we will be able to find any additional funding when and if needed.

Other than the loan from Mr. Hong, no other source of capital has been identified or offered to us. In order to cover the high front costs of the financing consulting project, our potential customers indicate that they are willing to pay us the shares of the private companies, which don't have liquidity. We may need additional funding to operate our business. We plan to raise $30,000 in the next twelve months. If we fail to get the additional funding, our business may fail. If we cease operations for any reason, you may lose all your investment.

If we do find an alternative source of capital, the terms and conditions of acquiring such capital may not be favorable and may result in dilution of our shareholder value.

7. We face strong competitors, which may force us out of business:

There are numerous competitions existing in Taiwan management and financial consultation business: such as Abeam Taiwan, LADO Management Consultants Ltd., etc, which have greater financial resources, longer operating history, brand name recognition, and superior marketing than us. We compete with them by targeting an underserved market, which are small companies, typically managed by an owner personally or an owner’s family only, which lacks the experience of running a stock cooperation or a public company. There is no guarantee that our strategy will work since our company doesn't have operation history .. Even if we have the clients in the future, the competitors' aggressive pricing may greatly reduce our revenue and profits margin. We may never be success if we fail to compete with our competitors.

8. Andrew Chien, Chairman of USChina Channel INC, is a related party of our company. His multi interests may cause conflicts with our shareholders' interests.

Andrew Chien owned approximately 8% of the shares of the common stock. He is the SEC file agent of USChina Taiwan. His service for USChina Taiwan Inc is paid on hourly rate ($150/hour) in general for 10-K or 10Q filing etc. However, in the S-1 filing service, he guaranteed USChina Taiwan total budget, including other professional service fees and miscellaneously expenses, no more than $29,985 before S-1 effective commenced by SEC. There may have any potential conflicts of interests between our company and Andrew Chien. For example we may switch Andrew Chien's service to a third party, and we may face stock value depreciation caused by Andrew Chine's selling because he owned   80% of the registered shares if S-1 going effective. We cannot assure you, however, that when conflicts of interest arise, Andrew Chien will act completely in our interests, or conflicts of interests will be resolved in our favor. Currently, we don't have any plan to avoid the conflicted interests between Andrew Chien and our company.

9. We are planning to serve small companies whose financial instabilities will cause us more uncertainties.

Small businesses have more risks. Some of the risks that small businesses face are overhead cost, cost of equipment, expected sales volume, salary cost, taxes, price charged for service or product, competitor's actions, the change of government policies, the local economy changing trends, risk that the product may become obsolete. Other risks include damages from fire, water, natural calamities, intentionally inflicted damages, loss of data and property due to theft, machine breakdown forcing work to come to a standstill, cash flow problems that may force a business to close. Anyway, small business has more uncertainties about their financial future. They financial condition will have big volatile. Our potential customers are all small businesses. Their uncertainties will cause their plans changing quickly, even to have problem to honor their payment liabilities, and therefore to bring our business uncertainties.

10. We are dependant upon engaging first one, then more customers, which may never happen.

The success of our business depends on our management's ability to acquire first one, then more customers, especially customers that are willing to pay cash, rather than stock, to cover the front costs of their projects. However, this may never happen, and we don't have any pending contract yet.

11. SEC regulation change may have big negative effectiveness on our business.

Part of our potential customers are interested in "reverse mergers" with a USA, or Canada's "shell" Company. Any future SEC regulation changes that affect "reverse mergers" and "back door registrations" will greatly influence our potential number of customers.

Usually we consider the "reverse mergers" process, a quick and less expensive way for small companies going public, and small companies could go public first, and make financing after being public. Our sole officer Mr. Hong didn't have experiences to deal with regulation change s in the reverse merger. Any time delay or costs increasing , caused by regulation change and other reasons, would have the possibility to make some companies going public plan impossible. USChina Taiwan is in the development stage, and any one potential customer loss would make big negative impact on its own business.

12. We have no business insuran ce; any unanticipated events or expenses may hurt our business substantially.

We have no general liability or umbrella liability insurance to cover legal hassles due to claims of negligence; no key person Insurance to protect our company from a key person dies, falls ill, or leaves;

no criminal insurance to protect us from theft and malicious damage. Any unanticipated events or expenses may hurt our business substantially.

13. If we grant employee share options or other share-based compensation in the future, our net income per share could be negatively affected.

If we are forced to pay employees with stock, or stock options for services already performed, we may substantially reduce the worth of each share.

14. Foreign currency exchange policy in Republic of China (Taiwan) could adversely affect our profitability.

In recent years, the currencies of many East Asian countries, including Taiwan, have experienced considerable volatility. The Central Bank of the Republic of China has from time to time intervened in the foreign exchange market to minimize the fluctuation of the U.S. dollar/NT dollar exchange rate and to prevent significant decline in the value of the NT dollar. NT dollars have depreciated against U.S. dollars from US$1.00 = NT$27.520 on January 2, 1997 to US$1.00 = NT $32.000 on July 26, 2010 .. Since our potential revenue will generate from Taiwan Dollar, whose depreciation against U.S. dollars will hurt our revenue and profits.

15. Our sole officer and the director control our Company, which could result in a lack of independence needed on certain issues and decisions, which impacting our shareholders.

Our sole officer, Mr. Hong, currently owns 90% of the outstanding common stock, remaining in control of the Company.  Although Mr. Hong is not party to any voting agreement, he will be able to exert significant influence, or even authority, over matters requiring approval by our security holders, including the election of all of our directors, control our operations, and inhibit your ability to change the Company's operations.  Accordingly, our shareholders will not have sufficient votes to cause the removal of Mr. Hong in his function as officer and director.

As a result, we lack independent directors, independent board committees and an independent audit committee financial expert. There can be no assurance that Mr. Hong will be completely independent in the decisions he makes as our sole director and/or principal stockholder that will ensure protection of the rights of other stockholders who purchase our securities in this offering.

Such concentrated control of the Company may adversely affect the price of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval.

16. We are dependent upon our officer Mr. Hong to develop the business. If we fail to retain the services of Mr. Hong, it would severely negatively affect our business, operating results and financial results.

We have no employees, and are solely dependent upon our one officer, Mr. Hong, President, CEO, CFO, Treasurer, and Secretary, to create and maintain our business. Although Mr. Hong has some business contacts in Asia and Taiwan, and firmly believes he will be able to successfully develop the Company as a profitable entity, his business experience is limited, and neither he, nor the Company can guarantee any degree of success.

We do not carry a "key person" life insurance policy on Mr. Hong. Should something happen to Mr. Hong, or if Mr. Hong is not proficient with developing our business, then the Company may fail and cease operations, and you could risk a total loss of any investment.

We have not entered into a management and/or employment agreement with Mr. Hong and the loss of his services could have a negative impact on our business operations and possible revenues.  If we were to lose the services of Mr. Hong or are unable to hire and train competent employees, as and when needed, implementation of our proposed business operations could be delayed or worse, fail, and you could risk a total loss of any investment you make in our securities. Currently, Mr. Hong has stated that he has no intention of leaving the Company.

Mr. Hong began performing duties for the Company without payment in the last week of March 2010, and presently devotes about thirty hours per week to the Company's operations, after the business well organized, he will work full time on our company , and spend the overtime on other business, or shift his other business to other persons ..

17. Operations outside the United States may be affected by different local politics, business and cultural factors, different regulatory requirements and prohibitions between jurisdictions.

Operations outside the United States may be affected by different local business and cultural factors, different regulatory requirements and prohibitions between jurisdictions, including the Foreign Corrupt Practices Act and local laws prohibiting corrupt payments; and changes in regulatory requirements for financing activities.

We are working in the emerging markets (i.e. nations with social or business activity in the process of rapid growth and industrialization). The developing nature of these emerging markets presents a number of risks and uncertainties. For example, after the new President Ma charged Taiwan government in 2008, his one China policy (meaning no intention to separate Taiwan from Mainland of China permanently) greatly improved economy cooperation between Taiwan and Mainland of China, and brings new economy development opportunities in Taiwan. "There were no direct flights between Taiwan and China just two years ago, and now there are over 300 flights every week, ... China is now Taiwan’s largest trading partner, with Taiwanese exports to China amounting to over $80 billion. A million Taiwanese now work on the mainland managing Taiwanese business’ multi-billion dollar investments in China", cited from "Where Will China and Taiwan Go from Here?", Jitinder Kohli, June 29, 2010, linking at

             http://www.americanprogress.org/issues/2010/06/china_taiwan.html.

This indicates that the political environment has big influences on Taiwan's economy and our potential business. Any change of one china policy by the Taiwan government will have negative effectiveness on our future.

18. Our company’s spin-off is without the effectiveness of a registration statement, which may hurt our company in both economy and reputation if the shareholders return the distributed shares to us.

USChina Taiwan finished the spin-off on March 15, 2010, without the effectiveness of a registration statement. Shareholders have the rescission rights to return the shares to the company, or request that we repurchase the shares, which would hurt the reputation and economy of our company. Although we don't have any shareholder to show any intention to withdraw the distributed shares so far, it is no guarantee that they will not do it in the future.

                                   RISKS RELATED TO THIS OFFERING

OUR STOCK PRICE IS VOLATILE AND YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT A PRICE HIGHER THAN WHAT YOU PAID.

19.  We must comply with penny stock regulations, which could effect the liquidity and price of our stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Prior to a transaction in a penny stock, a broker-dealer is required to: Deliver a standardized risk disclosure document prepared by the SEC; Provide the customer with current bid and offers quotations for the penny stock; Explain the compensation of the broker-dealer and its salesperson in the transaction; Provide monthly account statements showing the market value of each penny stock held in the customer's account; Make a special written determination that the penny stock is a suitable investment for the purchaser and receives the purchaser's consent; and Provide a written agreement to the transaction.  These requirements may have the effect of reducing the level of trading activity in the secondary market for our stock. Because our shares are subject to the penny stock rules, you may find it more difficult to sell your shares.

20. We do not anticipate paying any cash dividends in the foreseeable future, which may reduce your return on an investment in our common stock.

We intend to retain any future earnings to finance the growth and development of our business. Therefore we do not plan to pay any cash dividends in the foreseeable future. Any return on your investment would derive from an increase in the price of our stock, which may or may not occur.

21.  There is no trading market for our common stock and quoting our stock price on the Over-The-Counter Bulletin Board will increase the volatility of our stock and make it harder to sell our stock.

Our common stock is not eligible for trading on any stock exchange and there can be no assurance that our common stock will achieve listing on any such exchange. We intend to hire market makers, who will apply for quoting our stock price on the Over-The-Counter Bulletin Board Trading System pursuant to Rule 15c2-11 of the Securities Exchange Act of 1934, but there can be no assurance we will obtain such a service. The Bulletin Board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make markets in particular stocks. There is a greater chance of market volatility for securities that trade on the Bulletin Board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including:

  a). The lack of readily available price quotations;

  b). The absence of consistent administrative supervision of "bid" and "ask" quotations;

  c). Lower trading volume; and

  d). Market conditions.

In a volatile market, you may experience wide fluctuations in the market price of our securities. These fluctuations may have an extremely negative effect on the market price of our securities and may prevent you from obtaining a market price equal to your purchase price when you attempt to sell our securities in the open market. In these situations, you may be required to either sell our securities at a market price which is lower than your purchase price, or to hold our securities for a longer period of time than you planned.

22. Investors in this offering may suffer substantial dilution or an unrealized loss of seniority in preferences and privileges if we need to seek additional funding in the future.

We have authorized 60 millions of shares with only about over 1 millions of shares outstanding. If we desire to raise additional capital in the future because we will experience losses, and has little assets in our current operations, or we need to expand our operations, then we may have to issue additional equity, preferred securities or convertible debt securities, which may not need the approval of current shareholders. The issuance of new shares would cause the buyers in this offering to suffer dilution of their ownership percentage. The dilution may be substantial because if maximum 60 millions would have issued, the dilution would be approximately fifty times, or the current shareholder's ownership would reduced to about 1/50. In addition, it is possible that any future securities could grant new shareholders rights, preferences, and/or privileges that are different from this offering.

23. Sales of the common stock by Mr. Hong may cause the market price for the common stock to decrease.

A total of 1,102,500 shares of common stock was sold to Mr. Hong at a price substantially less than the offering price of the shares being offered to investors in this offering. If he decides to sell any of his common stock in the future, those sales may cause the market price of the common stock to decrease. However, all of the shares of common stock owned by Mr. Hong are restricted securities as defined under Rule 144 of the Securities Act; meaning his stock may be eligible for sale after a period of six month, subject to timing, limits of sale quantity, and sale restrictions.

24. Investors in this offering will suffer substantial dilution because the share price paid by existing shareholders was much lower than the offering price.

All existing shareholders except Mr. Hong paid $0.001 per share because they were the founding shareholders, but investors in this offering will pay a fixed price of $ 2.00. Therefore, the investors in this offering will realize significant dilution in the book value of their shares.

Dilution arises as a result of our arbitrary determination of the offering price for $2 per share, which is substantially greater than the $0.001/ share of the book value of the shares held by our current shareholders prior to the offering. As of the date of this prospectus, we have 1,225,000 shares of common stock outstanding and shareholder equity of $ 1,215.

                                         FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. The forward-looking statements are based on our current goals, plans, expectations, assumptions, estimates and predictions regarding the Company.

When used in this prospectus, the words "plan", "believes," "continues," "expects," "anticipates," "estimates," "intends", "should," "would," "could," or "may," and similar expressions are intended to identify forward looking statements.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or growths to be materially different from any future results, events or growths expressed or implied in this prospectus.

The statements made in this prospectus should be read as being applicable to all forward-looking statements wherever they appear in this prospectus. These statements include, but are not limited to, statements under the captions, "RISK FACTORS,"  "MANAGERMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS", and "DESCRIPTION OF BUSINESS".

We do not undertake any obligation to update any forward-looking statements contained in this prospectus to reflect new events or circumstances, unless and to the extent required by applicable law.

                                             USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                                       DETERMINATION OF OFFERING PRICE

We determined the offering price arbitrarily. The only reference is USChina Channel Inc traded at $2 for limited volume, and both USChina Channel and USChina Taiwan have approximately equal issued and outstanding shares. There is no relationship between our offering price versus our assets, future earnings, book value, net worth or other economical or recognized criteria. The estimated offering price set forth on the cover of this prospectus is subject to change as a result of market conditions and other factors.

                                                 DILUTION

There will be no dilution to our existing shareholders because the common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding.

                                           SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 122,500 shares of Common Stock offered through this prospectus. The selling shareholders acquired their shares when USChina Channel distributed them on March 15, 2010 as dividends.

We will not receive any proceeds from the sale of the shares by the selling shareholders except   the inherited assets of $122.5 from USChina Channel , which are the proceeds paid on the par value of these selling shares ..

The shares should be registered for our company going public (refer paragraph Why Spin-off of Page 24). Please be aware that none of the selling shareholders is any officer or control person of the company except Andrew Chien is the relative party due to his beneficial owner of more than 5% of our outstanding securities, and acting as a SEC file agency for our company. Neither of them has any family relation with Mr. Hong. Neither of them is in the business of underwriting securities. Under all the circumstances it appears that neither of sellers is acting as a conduit for our company.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including: selling shareholder’s names and the number of shares owned by each prior to this offering; the total number of shares that are to be offered for each; the total number of shares that will be owned by each upon completion of the offering; and the percentage owned by each upon completion of the offering.

The following data were aggregated from the Broadridge( DTC service company ), Interwest( Transfer Agency )and the Company’s records dated March 12, 2010. As showed in the Form 14a of USChina Channel Inc, the Ex-Dividend day should be March 9 2010. Since there were no trades of the shares of USChina Channel, from March 8 to 12, the accuracy of the table is acceptable.

Due to the decision of the special shareholder meeting of USChina Channel Inc held on March 14, 2010:

“To issue 10% of USChina Taiwan Inc common stock to the shareholders of USChina Channel Inc as special dividends. The distribution ratio is 1 for 10. That means one share of USChina Taiwan Inc common stock will issue to the owner of 10 shares of USChina Channel Inc. For every shareholder or per brokerage account, the minimum dividends are 100 shares regardless of how many shares he (she, or the brokerage account) owns,” there will be extra shares to be issued to satisfy the minimum 100 shares requirement for every shareholder and brokerage account. Andrew Chien will voluntarily cutoff his holdings to guarantee no more than 122,500 share being issued to existing shareholders of USChina Channel.”

Interwest Transfer Company will be the transfer agency of USChina Taiwan Inc.

Names of Selling Stockholder	Shares Owned Original	Shares Offered in Offering	Shares Owned after Offering	Percent Owned after Offering
Cindy Qingxin Shi	1500	1500	0	0
Xiao Shi	1500	1500	0	0
Yuet Chong Lee	1500	1500	0	0
Anding Qian	5500	5500	0	0
Hector J. Llorens	150	150	0	0
Fawn Wang	150	150	0	0
Vera Olichney	150	150	0	0
Chao Wang	300	300	0	0
Jin Du	150	150	0	0
Teddy Chien	150	150	0	0
Sophie Huizhen Chan	150	150	0	0
Xichang Chen	250	250	0	0
Brian Faucher	150	150	0	0
Kaiyu Jiang	150	150	0	0
Yi Chun Xu	200	200	0	0
Xinmei Tan	300	300	0	0
Yimin Lin	400	400	0	0
Bolin Ma	500	500	0	0
Kani Zhao	400	400	0	0
Mingjia Wang	500	500	0	0
Beatriz Llorens	150	150	0	0
Jiasan Fu	150	150	0	0
Yang Wu	200	200	0	0
Dadin Fu	250	250	0	0
Kin Yuet Li	400	400	0	0
Greg Brill	100	100	0	0
Anle Qian	1200	1200	0	0
Anqi Qian	100	100	0	0
Hongyi Liu	150	150	0	0
XiuZhu Xu	100	100	0	0
Tong Li	150	150	0	0
Hongyu,Zhang	400	400	0	0
YuCheng Wang	100	100	0	0

JiaJun Qian	100	100	0	0
Yuankai Zhu	100	100	0	0
Charlene Yue	1000	1000	0	0
Jiayang Chien	1000	1000	0	0
Wei Wang	4000	4000	0	0
Las America Research Group*	150	150	0	0
Allied Pacrim Capital **	150	150	0	0
SAVISCUS DAN	100	100	0	0
Retails of Brokerage***	200	200	0	0
Andrew Chien****	98200	98200	0	0
Total:	122,500	122,500	0	0

Note: Followings are persons who execute the voting rights of the shares owned by the associated companies:

      *Hector Llorens; ** Vera Olichney;

      *** E*Trade and National Financial Service showed to have one account to own 100 shares respectively;

      **** USChina Channel had 1,265,456 shares outstanding on March 9, 2010. If fully following 1 for 10 dividend distribution policy, it should distribute approximately 126,546+ shares, 4000+ shares more than currently distributed 122,500 shares. Andrew Chien is willing to cut his holding from

           102,435 to 98,200 to guarantee no more than 122,500 shares distributed among the shareholders of

           USChina Channel Inc, and to guarantee at least 100 shares distributed for every account.

The named party beneficially owns and has sole voting and investment rights over all shares. The numbers in this table assume that none of the selling shareholders purchases additional shares of common stock, and assumes that all shares distributed are done. The percentages are calculated on the assumption that there were 1,225,000 shares of Common Stock outstanding on the date of this prospectus.

Except Andrew Chien acts individually as SEC file agency for USChina Taiwan, none of the selling shareholders, has had a material relationship with us other than as a shareholder at any time; or has ever been one of our officers or directors; or has ever had a family relationship with one of our officers or directors.

                                          PLAN OF DISTRIBUTION

The selling shareholders or their pledgees, transferees or other successors in interest may sell some or all of their common stock in one or more transactions, including block transactions, or privately negotiated transactions.

We determined this offering price by our view. The selling shareholders will sell our shares initially at $2 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. The offering will keep up to two years from the effective day of the S-1. In the event that we permit or cause this prospectus to lapse, the shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

Ching-Sang Hong is bearing all costs relating to the registration of the common stock, while the selling shareholders will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

In the offer and sale of the common stock, the selling shareholders must comply with the requirements of the Securities Act and the Exchange Act. In particular, when the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be underwriters, as that term is defined under the Securities Act of 1933 or the Exchange Act of 1934, or the rules and regulations thereunder, they must comply with applicable law and may, among other things, not engage in any stabilization activities in connection with our common stock. They may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities for a period beginning five business days before the date of this prospectus until they are no longer at selling.

If selling stockholders sell these shares of our common stock directly to any or both of market makers and broker-dealers acting as agents for their customers, they should furnish each market maker, or broker-dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such market maker, or broker-dealer.

Alternatively, the selling stockholders may sell all or any part of the shares of the common stock offered hereby through an underwriter. In this case, we may see that a deal or agreements will be signed between an underwriter and a selling stockholder, then the associated details will be set forth in a supplement or revision to this prospectus. So far, no selling stockholder has entered into any agreement with a prospective underwriter, and there is no assurance that any such agreement will be entered into.

None of the selling shareholders are broker/dealers or are affiliated with broker/dealers.

                                       TRANSFER AGENT AND REGISTRAR

Interwest Transfer Company Inc, 1981 Murray Holladay Rd Ste 100, Salt Lake City, UT, Tel: 801-272-9294, will be our stock transfer agent for our common stock.

                                         LEGAL PROCEEDINGS

To our knowledge, neither the Company, nor any officer, director, is a party to any material legal proceeding.

No officer, or director has ever violated a securities law, been convicted of a felony, nor filed bankruptcy.

                       DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

All directors of our Company hold office until the next annual meeting of the shareholders, or until their successors have been elected. The officers of our Company are appointed by our board of directors and hold office until their death, resignation or removal from office. As of the date of this filing, our directors and executive officers are listed below.

     Name and Address of                    Amount of                Percent of Class

      Beneficial Owner                  Beneficial Owner

    Ching-Sang Hong                         1,102,500                     90%

    16F-5, No.78-17

    Sec.2 Zhong Gang Rd.

    Taichung, Taiwan

      Total:                                1,102,500                     90%

Board of Directors and Executive Officers

All directors of our Company hold office until the next annual meeting of the shareholders, or until their successors have been elected. The officers of our Company are appointed by our board of directors and hold office until their death, resignation or removal from office. As of the date of this prospective, our directors and executive officers are listed below.

Directors:

Ching-Sang Hong, 52, Chairman, CEO and CFO, a US citizen, currently most time living in Taiwan. He is the owner of Crown Assets Administrative LLC, a business registered in Taiwan in 1998, engaging in the business management consulting; and the president of Yana Ventures Philanthropy Group since October 2007. Yana Philanthropy, a private organization, has been focused on the education and development of individual spiritual level (note: practicing spirituality and the resultant rise in our spiritual level is the key factor that protects and insulates us from the onslaught of an attack by ghosts (demons, devils, negative energies etc.)). The company also has clinics in several major cities in Taiwan.

Since April 2008, he is the Chief Secretary of Ma-Friend organization, which was organized for the election of President Ma, Ying-Jeou, Republic of China (Taiwan). From May 2001 to October 2007, he was hired by Department of Marketing and Sales, Ford Motor Company, Dearborn, MI 48126 as a Customer Database Production Support Manager. From March 2000 to May 2001, he was the vice president of international sale of City Network, Taipei Taiwan.

He got his Bachelor degree of Mechanical Engineering in National Cheng-Kung University, Tainan, Taiwan, in May 1981 and he had pursued Master of Business degree in Sul Ross University, Alpine Texas for one year, then changed and finished his Master Degree of Computer Science in University of Texas at El Paso, Texas, in July 1987.

Mr. Hong has engaging consultation since 1998, presenting a diverse range of business, from hi-tech to general commercial goods, and he helped Taiwan entrepreneurs to sign cooperatively developing projects with the companies or local governments of the Mainland of China.

He is well-traveled professional, has over twenty years of engaging in international sales and marketing especially in Taiwan, Korea, Singapore and Mainland of China.

His working history and the dedicated enthusiasm to his career make him a logical choice as our Director.

Code of Ethics

In March 2010, the Company adopted the Code of Ethics pursuant to Item 406 of Regulation S-K, of which all our officers and employees are bound by.

The Code of ethics is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with the law. A copy of the Code of Ethics is included as Exhibit 14 to this registration statement. The full text of the Code of Ethics also posted in the Company's website:

             http://www.uschinachannel.net/index/USChina_Taiwan_Inc#item351611

A printed copy of the Code of Ethics may be obtained free of charge by writing to the Corporate Secretary at: USChina Taiwan, INC., 665 Ellsworth Avenue, New Haven, CT 06511, or 16F-5, No. 78-17, Sec. 2 Zhong Gang Rd. Taichung, Taiwan.

                                FUTURE SALES BY EXISTING SHAREHOLDERS

A total of 1,020,000 shares of common stock were issued pursuant to Rule 144 of the Securities Act, all of which are "restricted securities". Under Rule 144, the shares may be publicly sold, subject to volume of our trading market, plus other restrictions, one year from the date the certificate was issued.

Shares purchased from this offering, will be immediately available for resale. However, there is currently no trading market and, if a trading market develops, the sale of shares by any of our officers or directors could have a depressive effect on the market value of our common stock.

                                     DESCRIPTION OF THE SECURITIES

Common Stock:

We are currently authorized to issue 60,000,000 shares of $0.001 par value common stock. On March 15, 2010 there were 1,225,000 shares issued and outstanding. All shares are equal to each other with respect to liquidation and dividend rights. Shareholders with voting rights are entitled to one vote per each share of stock they own.

Holders of shares of common stock are entitled to share in all dividends as may be declared by the Board of Directors out of funds legally available. Upon liquidation, holders of the shares of common stock are entitled to participate on a pro-rata basis in a distribution of assets available for distribution to all shareholders. There are no conversions, pre-emptive, or other subscription rights or privileges with respect to any shares.

Reference is made to our Articles of Incorporation and Bylaws for a more complete description of the rights and liabilities of holders of common stock. Our shares do not have cumulative voting rights. This means that the holders of more the 50% of the shares will be able to carry the majority vote for each of the directors; thereby electing all of the directors, as well as the Member of the Audit Committee, if they choose to do so. In such event, the holders of the remaining shares, aggregating less than 50%, will not be able to elect any of the directors.

                                INTEREST OF NAMED EXPERTS AND COUNSEL

None of the experts named below was or is a promoter, underwriter, voting trustee, director, officer or employee of USChina Taiwan Inc.

Legal Matters: Timothy S. Orr, attorney at law, has reviewed this registration statement and provided an opinion on the validity of our issuance of Common Stock thereunder.

Accounting Matters: The financial statements appearing in this prospectus and registration statement have been audited by Kenny Ruan, CPA, located in Woodbridge CT, as set forth in their report attached to this prospectus, are included in reliance upon such report given on the authority of such firm as experts an accounting and auditing.

       DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Articles of Incorporation, as amended, provide that the Board of Directors has the power to:

1. indemnify our directors, officers, employees and agents to the fullest extent permitted under the laws of the State of Nevada;

2. authorize payment of expenses incurred in defending a civil or criminal action; and

3. purchase and maintain insurance on behalf of any director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended ("Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

                             ORGANIZATION WITHIN THE LAST FIVE YEARS

We were incorporated in December 18, 2009. We have not yet commenced operations. We are in a start-up stage. We anticipate making all arrangements necessary to begin our operations as soon as practicable.

                                      DESCRIPTION OF BUSINESS

Company History

USChina Taiwan INC (the INC) was incorporated on December 18, 2009, under the laws of the State of Nevada. It was a subsidiary of USChina Channel Inc, and managed by Andrew Chien with no operation. On March 5, 2010, Andrew Chien, with Ching-Sang Hong, a financial consultant, signed "Business Operating Agreement" ("Agreement"), which specified that 1. Ching-Sang Hong will join USChina Channel to operate USChina Taiwan

Inc for launching the financial consulting service business in Taiwan. 2. USChina Taiwan Inc will separate from USChina Channel Inc as an independent company, in which Ching-Sang Hong will take 90% of the outstanding shares , and the shareholders of USChina Channel Inc will take 10% of the outstanding shares as special dividends, which will be paid by USChina Channel; and the distribution of these shares will follow the rules of Article V. Section 2 of By-Laws of USChina Channel, which gave every shareholder rejection right in distributing USChina Taiwan's shares; 3. Ching-sang Hong will personally bear all costs of separating USChina Taiwan Inc from the parent company. USChina Channel capital representatives approved this agreement unanimously except abstaining, on March 14, 2010.

The share offering of USChina Taiwan is relative to the business spin-off from USChina Channel, not involving any public stock offering such as public solicits including advertisement , and was exempted from the registration requirement due to Section 4(2) of the Securities Act of 1933, as amended.

Currently, Mr. Hong owned 90% of the shares of common stock of our company. He is Chairman, CEO and CFO of our company. We have US office at 665 Ellsworth Avenue, New Haven, CT 06511, telephone number (203) 844-0809 and Taiwan’s office at 16F-5, No. 78-17, Sec. 2 Zhong Gang Rd. Taichung, Taiwan, and telephone number: 886-916-456-210. Currently USChina Taiwan shared its website with USChina Channel INC. at

              http://www.uschinachannel.net/index/USChina_Taiwan_Inc#item351611

The website will have further construction as the business development going on.

Why Spin-off:

Although USChina Taiwan has some operation similarity with USChina Channel in targeting small Chinese operated business to USA public, they have big differences:

a. USChina Taiwan will mainly serve Taiwan entrepreneurs while USChina Channel serves Mainland of China's entrepreneurs. Andrew Chien hasn't yet traveled to Taiwan, and he has little knowledge of Taiwan's local cultural background and little experiences to deal with the rules of the Taiwan government.

b. USChina Taiwan would plan to do consulting in business operation for Taiwan companies, while USChina Channel will concentrate great amount of time in compliance fillings of SEC forms.

Both USChina Taiwan and USChina Channel are in the start-up stage with limited financial resources, face very strong competition. USChina Channel currently doesn't have the capability to establish an integrated international operation. Therefore, to separate both companies has following advantages:

1. To avoid competition for capital resources, for example the capital resources in Taiwan through Mr. Hong’s contacts will not be used in USChina Channel’s projects.

2. To avoid conflicting business priorities and diverted management attention; for example the separation will eliminate the business report routing requirement of a subsidiary with respect to its parent company.

3. To enable us to use stock more efficiently as an acquisition currency and capital-raising tool; for example both companies have their own choices to pay independent contractors the shares for services rendered. The dilution in issuance of new stock in one company will not affect the valuation of another company's stock.

4. To separate every manager’s responsibilities for its clients or every manager's fiducially duty for its shareholders. After USChina Taiwan became independent, it will eliminate the parent company liability of USChina Channel with respect to USChina Taiwan. Although there are multi relations between Andrew Chien and Ching-Sang Hong, such as Mr. Hong is the customer of Andrew Chien, and Andrew Chien is a beneficial shareowner of Mr. Hong controlled company, both are ind ep en dent ly operated, and they don't have any family relation. Mr. Hong doesn’t own any share of USChina Channel .. In generally, Mr. Chien and Mr. Hong represent different groups of interests. They have their responsibilities to the trust and confidence which their own shareholders gave to them. Mr. Chien and Mr. Hong should be loyal to, or take care of different groups’ interests. Mr. Hong will fully consider his own or his client best interests to continue or abandon Andrew Chien's service in the future.

It will carry the best interests of our company to ally with USChina Channel despite of the facts that we will not receive any proceeds from the sale of the shares by the selling shareholders. USChina Channel is a good brand name for us because it is an example of a development stage company, which can keep quoting in OTCBB with several years to keep compliance with SEC reporting requirement at affordable costs. In today's hard economy environment, to cut the overhead costs is one of the priorities of the small-operated companies.

The spin-off closed on March 15, 2010. For USChina Taiwan going public, we initiated this S-1 on March 17, 2010, as amendment, because USChina spin-off “restricted securities," and those securities haven't been held for two years.

Federal Income Tax Consequence for Dividend Distribution:

On March 15, our parent company distributed 122,500 shares of USChina Taiwan Inc, with aggregating book value of $123, as dividends of USChina Channel Shareholders with record day of March 9, 2010. These shares should be considered as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended. We expect that a U.S. holder receiving our shares in the distribution will be treated as receiving a taxable distribution to the extent of the fair market value of shares received on the distribution date. That distribution would be treated as taxable dividend income to the extent of such holder’s share of USChina Channel Inc’s current and accumulated earnings and profits (as determined for federal income tax purposes), if any. However, USChina Channel does not have any current or accumulated earnings and profits. To the extent the amount of the distribution exceeds such holder’s share of USChina Channel current and accumulated earnings and profits, if any, the distribution would be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in its shares of USChina Channel common stock (thus reducing such adjusted tax basis) with any remaining amounts being treated as capital gain from the sale of USChina Channel shares. Tax considerations under state, local and foreign laws, or federal laws other than those pertaining to the income tax, are not addressed here.

Every shareholder of USChina Channel should discuss with its tax advisors to finally consider the federal income tax or other tax consequence of the dividend distribution.

Company's Organization and Principles

Our company only has an officer: Mr. Hong , who is our treasurer and chief accounting officer, CFO as well as President and CEO; and he has some knowledge and experience about the GAAP accounting, and Regulation S-K. Before he finished the Master Degree in Computer Science in Sul Ross University in 1987, he took MBA i n 1984 for one year , and successfully finished an accounting course (note: he didn't finish the MBA progra m). Later he managed, including accounting his private business. However, he is neither a CPA, nor a security attorney, and there is no guarantee that his accounting practice for our company would fully follow GAAP, and his disclosure fully following Regulation S-K. However, as a develop stage company with limited financial resources, we concentrate our attention to reduce the overhead expenses, and generate revenue now, and we will plan to hire an outside CFO with CPA qualification, and to hire a security attorney as our regular counsel in the future as our business becomes affordable. Our decision is in compliance with Nevada Revise Status 78.138 2(b):

"Counsel, public accountants, ...as to matters reasonably believed to be within the preparer’s or presenter’s professional or expert competence",

which didn't require a counsel being a security attorney or a public accountant being a C PA . We feel, according to Mr. Hong's knowledge of GAAP and Regulation S-K, plus the relatively small working amount of our accounting and reporting requirement, it is proper to have Mr. Hong acting as our treasurer and chief accounting officer, CFO as well as President, CEO at this time, and we didn't find any evidence that Mr. Hong's accounting practice, and his disclosure in SEC filings have any wrongdoing to undermine his qualification as our only officer.

In the meantime, we are aware that one officer , compared with one group of people working together, has more difficulties to manage a public company, especially for Mr. Hon g, who is taking care of several businesses simultaneously. This is because even if one person has extensive knowledge in many areas, it was very hard for him to develop his skills in multi areas at the same time compared with one area's professionals due to the lack of working time, experience and skill in every area. And we will further emphasize the existing limited communication between Mr. Hong and outside to make remedy. For example, at current stage we will make communication between Mr. Hong and outside counsel(s) to discuss the associated SEC reporting requirement before our business executing any big development. As for accounting issue, we will strictly obey the rules, spend more time and make double-check of the accuracy, and ask outside public independent accountant to review every quarter report s and auditing our annual report following Article 8 of S-X. As business developed, we will also consider hiring an outside accounting firm to do regular accounting first before we fire a CPA as our CFO.

We are aware that a public company has high standard for the GAAP and SEC reporting requirement. In order to satisfy GAAP and Regulation S- K, we need the control procedur e: consisting of a series of steps on Mr. Hong's self-disciplines, including regularly self-study to update his knowledge on GAAP, Regulation S-K and other SEC rules, and consistently self-checking whether or not the accounting method following the principles of GAAP such as the historical cost principle, revenue recognization principles, match principle and full disclosure principle , and regularly contacting with outside professional services. When Mr. Hong has questions, he will do his best to contact outside experienced accounting counsels or security attorneys to get help, even to arrange contr acts when it is necessary. At this stage, we don't have any contracted outside accounting counsel, or security attorney except Andrew Chien acting as our SEC file agency (Andrew Chien is not an attorney). However, even in the process of a mend ing S-1 filings, Andrew Chien, under the instruction from Mr. Hong, once contacted a security attorney located in California for some help.

Our Strategy

When investors read our strategy, it should be aware that our sole officer Mr. Hong only had limited experiences , or no experiences for bring private companies going public in USA or Canada, and our business operation is in the emerging market which creates more uncertainties and risks.

The Company's business will focus on furnishing business consulting services to the small and medium sized private companies in Taiwan who wish to find business partners, agencies, financing sources, or who wish to become public through an IPO or reverse merger in the United States, or Canada. These services consist of:

a. Oversea expansion and other new strategy consultation;

     Including preparing business plan; budget analysis; asset sale consulting, new business establishment consulting including how to build new facility overseas; giving tax advice on different jurisdictions through cooperative with local accountants; to help negotiating business cooperative plans among Taiwan entrepreneurs, and companies or local governments of Mainland of China.

b. Consulting for going public in USA or Canada:

     Including preparing business plan; education for qualifying as a public entity; front costs estimation and spending control in going public process; to identify and hire independent accounting firm for auditing; to identify and hire local and US attorneys for legal advises; after sustaining in the capital markets initiating trading to hire USChina Channel Inc., or Andrew Chien, as a sub-contractor, with a compliance service platform for Forms 10-K and 10-Q and other SEC filings.

      Usually we plan to get 30% of the revenue from the performance of the sub-contracts with Andrew Chien or USChina Channel (note:  USChina Channel didn't have any revenue so far due to its financial statements for the period ended on March 31, 2010"). Currently, we only have verbal understanding between USChina Channel or Andrew Chien and us. We will deal with the possible sub-contracts on case-by-case basis.

c. Private financing, most in Taiwan:

     This private financing would include arranging seed money such as front costs for company going public or oversea expansion. We will arrange our clients to join the investing conferences, or help to apply for bank loans.

Recently, as the business transactions greatly increase between Mainland of China and Taiwan, many entrepreneurs of Taiwan built their manufacturing plants or offices in China and other Asia countries. Due to cultural environment and political system and tax rules differ, and due to various economy incentive plans with its real benefits for Taiwan entrepreneurs differ in several jurisdictions, the entrepreneurs have faced new and difficulty challenges. They have multi choices of the operations in several jurisdictions. From both long and short-term views, how to select the best business strategy becomes puzzles in their mind. They will always meet something they are not familiar with, which cause them to hardly make consistently decision. These problems became common especially for those entrepreneurs who are either old or conservative, or with no favor feeling of business transparency, for which Mr. Hong considers as business opportunities.

Mr. Hong has good personality. In February 2008, Mr. Hong was named USA representative for Ma Friends Organization, a private organization to help current president Mr. Ma Ying-Jiu get elected. He had organized across the 50 states to form state based sub-divisions based in cities like New York, LA, Houston and other major cities in the USA. Before the election, Mr. Hong went back to Taiwan and joined the election team as secretary of the organization. Mr. Hong had helped Ma Friends organization to do fund raising and organized conferences for the organization. From there, he built good relationships with many Taiwanese entrepreneurs.

In additional to the Presidential election campaign, Mr. Hong has helped these entrepreneurs to do business with companies in Mainland of China. For example, Mr. Hong has visited Mainland of China with China Petroleum Company’s executives to meet Chinese developers for a few of times during year 2008 and 2009. Mr. Hong also introduced Taiwan entrepreneurs to invest capital in current developing land and agriculture projects in China.

Mr. Hong’s business experiences and social relationships among Mainland of China, Taiwan, Korea and Singapore make him possible to run our business .. Making success of such consulting is to let the entrepreneurs being sincerely friends of the consultant. Mr. Hong will do his best to achieve that.

Mr. Hong has several potential clients and associated projects among travel industries, toy makers, semiconductor manufacturers and food makers. For example:

1. Global Leisure Holdings of Taiwan, with Taiwan’s number one travel related media -- TTNews , as its main subsidiary. The company also has a hotel reservation service business.

2. YuZhenZhai Food Co, Ltd., a food services company, has been in business for more than 130 years, with excellent brand name and more then 25 stores in Taiwan.

The two companies have frequently contacted with Mr. Hong, showed interests to hire Mr. Hong as their financial consults to do going USA public. At this time, there is no definite agreement signed with either of them yet.

Mr. Hong plans to individually serve every project if there is any .. Should we need to hire third party contractors to handle our workload, we will bill the customers at the actual costs, plus an additional 30% service charge for our overhead. If our business grows and the workload increases, the Company wo uld hire contract workers for either short or long term to assist us in providing services.

We understand that our potential project, despite its size, is unique. Every potential customer will have special needs. We should carefully approach them. Taiwan has certain financial resources. It is a good place for US public companies to consider Regulation S offering , our company's plan to raise $30,000 in the next twelve months has been targeted in Taiwan. We believe that we can launch our services initially on a small scale, regardless of the fact that no fund raised in this offering for the company, because Mr. Hong could give us the loan (first payment of $5985 of the loan made in May 2010) at the beginning step.

Business Overview

The Company is in the developing-stage and has not yet commenced operations or generated any revenue , and we have only one officer ~~,~~ Mr. Hong, who has limited skill in the field of business services and   marketing. However, we believe that our business   has the possible to be success because of our President's (Mr. Hong’s):

a. good relationship with many entrepreneurs in Taiwan;

b. profound knowledge of the financial industry of both Mainland of China and Taiwan;

c. skill sets and experience in the business service field, including understanding some public company's legal, accounting and investor relationship issues;

d. language skills of both Chinese and English; and

e. work ethics and his strong determination to turn our business into a financial success.

Ching-Sang Hong has over twenty years of international sales and marking experiences for established firm. His marketing experience will help us to get customers quickly.

Target Market

Our target market will be small to medium size private companies in Taiwan, who is looking for organization change, such as assets sale, or ownership change from one individual or one family to many shareholders owned; looking for private financing; or looking for merger with business partners in the United States, Canada or Europe, or looking for becoming publicly listed through either an IPO (Initial Public Offering) or a "reverse" merger with a public "shell" company.

We will conduct our business in accordance with all applicable laws and regulations of the cities, states and countries of which we are conducting business. Currently, we do not need any special license or regulatory requirements in the US, Mainland of China, or Taiwan to perform our services. We will strictly control our business practice in consulting area.

We will analyze and control our weakness to comply with all laws and rules. One weakness is that we don't have any independent directors to monitor our work. We will overcome the weakness by enhancing our manager's work ethics. For example, Mr. Hong by enhancing his moral will power, made decision to work thirty hours free for the company per week until the company has positive cash flow. Although it is legal to compensate Mr. Hong's service now by issuing the company's debt or stock, it will definitely hurt shareholders' value. Mr. Hong's decision is to put the benefits of the company in a whole above his own, which will be continued, he said, by his honor and ethics consideration. However, this is a temporary measure for the develop stage company, as the company business developed in the future, Mr. Hong will hire outside independent directors to build a good monitor system for a well-run company.

When we operated overseas, we also must keep in mind the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

As primarily found in the marketing research, we may be possible to accept some of our potential customers' stock as compensation. If in the future we are compelled to do that, we must be aware our company not being the Investment Company as defined in Section 3 a.1, of the Investment Company Act of 1940 (the "Investment Company Act"). If we required to register as an invest company, our ability to conduct our business could be materially adversely affected and we will not be able to execute our business strategy. The Investment Company Act contains substantive legal requirements that regulate the manner in which Investment Companies are permitted to conduct their business activities. If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which would materially adversely affect our business, financial condition and results of operations. In addition, our contract, if there were any, would be voidable and a court could appoint a receiver to take control of and liquidate our business.

In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exemption, we must ensure that we are engaged primarily in a business other than investing, reinvesting, owning, holding or trading in securities (as defined in the Investment Company Act) and that we do not own or acquire "investing securities" having a value exceeding 40% of the value of our total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis. The SEC has adopted Rule 3a-1 that provides an exemption from registration as an investment company if a company meets both an asset and an income test and is not otherwise primarily engaged in an investment company business by, among other things, holding itself out to the public as such or by taking controlling interests in companies with a view to realize profits through subsequent sales of these interests. A company satisfies the assets test of Rule 3a-1 if it has no more than 45% of the value of total assets (adjusted to exclude U.S. Government securities and cash) in the form of securities other than interests in majority-owned subsidiaries and companies which it primarily and actively controlled. A company satisfies the income test of Rule 3a-1 if it has derived no more than 45% of its net income for its last four fiscal quarters combined from securities other than interests in majority-owned subsidiaries and primarily controlled companies.

The regulation and policy changes for the financial industry in both Taiwan and the US may have a material influence to our business. For example, one of our service areas is for Taiwanese private companies going USA public, and the implementation of the Sarbanes-Oxley Act, regarding small businesses governed by the SEC, may have a negative effect on our business because the front costs sharply increase. However, as the Taiwan companies feel stronger about going public overseas, they will pay attention to the costs compared with the quality our services can provide to them. We will watch these changes closely and adapt necessary measures to adjust our business strategy accordingly. At the present time, and to the best of our knowledge, we do not believe that our income or revenues will be materially affected by the possible changes of any regulations or policies pending in Taiwan, Mainland of China or the US.

Marketing

We will market our service major through personal contacts, advertisers and media. Mr. Hong will take extensive international travel to meet the owners and major managers of the potential customers, and will make consistently communication through telephone and e-mail with them. Also he will periodically join the associated conferences, and seminars to make wide contacts with potential customers. We also will make alliances with partners or organizations located in US, Taiwan and Mainland of China to expand our business.

Revenue Stream

Our Company will realize revenue when we obtain customers, and charge those customers fees for our business services. We plan to charge our customers on an annual basis, per project, rather than by the hours. We will survey our competition and adjust our fees to be slightly lower than industry averages.

We believe that some customers may elect to issue us shares of their common stock for our services if they do not have adequate cash resources.

Competition:

There are numerous competitions existing in Taiwan management and financial consultation business: such as  Abeam Taiwan, LADO Management Consultants Ltd., etc, which have certain operating scale in Taiwan consulting business, and there are periodical China-Taiwan Events such as Management Consultants Conferences and Partner Matching Sessions with many bankers, financial institutions, brokerage firms, law firms, accounting firms to involve in. Many of our competitors have certain advantages over us such as:

a. greater financial resources,

b. much longer operating history,

c. stronger name recognition, and

d. superior marketing resources.

We may not be able to compete successfully against such established competitors. Also new competitors will consistently enter our market because of the lower entrance barrier. Competitive pressures may also force us to lower our service prices. Any price reduction could reduce our revenues and profitability. Any inability to secure or maintain customers would adversely affect our ability to generate revenue and realize profits.

To compete successfully, we plan to market our services to a small and select group of Taiwan companies, specifically those being attracted to our reduced service fees, or our acceptance of their stock as our ~~.~~  compensation. Further, from the initiation of the proposal of the project, we will build a trust relation   with our clients. In China and Taiwan, it is important to build trust first before you want the payment.

We believe that once the client has worked with us, because of our personalized service and lower fees, he will likely become a repeat customer and may also refer other companies to us.

Employees

Since March of 2010, Mr. Hong has been working about thirty hours per week for us.  As the business organized, Mr. Hong will work full time on the business.

We expect that additional personnel will be needed as the demand for our services increases and our customer base grows. We plan to use contract labor with the appropriate skill sets, rather than full-time employees, to assist us in providing services to our customers.

                       MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

Business overview

We are a developing-stage company, and haven't begun operation yet. We are in the stage to investigate market and build our business model.

Plan of operation

During the next twelve months, Mr. Hong first plans to focus on finding customers, and he will launch a survey for potential customers, which in fact is a confidential communication with some business owners on any topics critical to their business, including the non-public financial information and some conflicted interests in the top management team if there is any. For example, Mr. Hong will travel to Mainland of China to meet a Taiwanese entrepreneur who manages food-processing facilities in China, with sale in the level of middle-sized company. The scheduled topics would include possibility of big asset sale, how to improve the aged facilities, private financing and tax issue on Mainland of China and Taiwan, and the conflicted business strategy between CEO and the owner etc. Mr. Hong will arrange such confidential discussion with several companies, and may get some compensation in the payment of other companies’ stocks if there is some project in performance. In summary, to engage in one or more customers, our company must do following:

1. Make friends with top managers of potential customers.

2. Discover whole financial picture of the company.

3. Research and investigation of the demands, existing problems and developing plans.

4. Classify the various problems or demands into several financing projects.

5. To identify several projects which our company considers practicable.

6. To look for proper partners or solutions of the projects.

7. To look for private funding.

8. When some small issues successfully addressed in front, we will really engage in the customers who will bring us the real revenue.

In the next twelve months, in additional to this filing cost which was paid by Mr. Hong personally, we expect to have $100,000 expenses in operate our business, including:

1. $ 10,000 travel expenses;

2. $  7,000 accounting expenses

3. $  7,000 office equipment and software;

4. $ 20,000 research and investigation, such as due diligence fee from third party;

5. $ 20,000 front costs for private financing such as literature and expenses of conferences, including fees for investing conferences;

6. $ 36,000 working capital and other general business expenses

Mr. Hong offers the company up to $70,000 free of interests’ loan to operate, and the remaining $30,000 will consider outside funding. There have   been over ten requests , with aggregating estimated $150,000 verbally offering to Mr. Hong for his selection to invest into USChina Taiwan. Due to the future project uncertainties, Mr. Hong hasn't signed any agreement with any investor yet. After Mr. Hong can get the predicable generation of revenue, he will consider getting outside funding .. At this stage, we will only use Mr. Hong's free - of - interests loans to cover the general operation of the company.   Mr. Hong has properties in Taiwan. Recently, he has obtained personal line credits from Cathay United Bank of Taiwan with an amount of up to $200,000 for his personal expenses. His success in getting the personal line credits shows his money sources for the free-of-interests loan to the company and his business capabilities to getting the loan from the bank, which needs some skills in emerging market, such as how to convince   banks the applicants' credits. His experience and skill in access the bank’s loan will give him help in running his consulting business.

If the additional funding is not success and Mr. Hong’s loan not arriving on time, we are compelled to operate on a very small scale, such as to control all expenses including limiting the extensive marketing activities, which will hurt our business.

Our business objectives include the following:

1. Within 90 days of this filing, we expect to finalize our market plan, which includes identifying several serious potential customers. This plan consists of travel and deep investigation, and distributing our literatures through advertisers or media in Taiwan and China with expectation of enhancing our visibility to potential customers.

2. Within three to six months of this filing, we expect to help potential customers to deal with some front issues of their demands or troubles, and engaging customers to begin contracting work with us. We will also identify some investors who are willing to make private offering for our company.

3. Within the next six to twelve months of this filing, we plan to use all of our efforts to fully complete projects for our customer(s), which entail investor relation services. We will identify the merger partners if there is some demand. We will hold road shows and conference presentations for the potential financing or identify merger partners.

4. Within twelve to fifteen months of this filing, we expect to have a solid presence in Taiwan to sign agent agreements with several Taiwan Companies. We feel we will also be training employees at this time to assist us with our services, by paying these employees a commission for each job they refer our Company too.

5. Within twelve to twenty-four months of this filing, we expect to have an excellent network among our officers and employees within Taiwan, China, US, and Canada.  Contingent on this network we have built internally, we will complete several contracts within a short period of time to generate revenue and profits for the Company.

Results of Operations for Period Ending March 31, 2010

Revenue, operating loss and shareholder equity

We didn’t have any revue from December 18, (inception), 2009 to March 31, 2010, except having operating loss of $29,985 to pay the S-1 filing costs. We have shareholder equity of $1225 at the end of March 31, 2010.

Liquidity

At the end of March 2010, we don't have any other assets and liabilities except the $1225 cash on hand. However, we expected in the next 12-month to operate our company with estimation of expenses for $100,000. Mr. Hong offers the company up to $70,000 free-of-interests loan for operation. And the remaining $30,000 outside funding will be considered in the later of this fiscal year or next fiscal year, or after we sign the first contract.

Results of Operations for Period Ending June 30, 2010

Revenue, operating loss and shareholder equity

We didn’t have any revue from December 18 (inception), 2009 to June 30, 2010, except having operating loss of $29,995. We have cash $7200, liability of $5985 (Mr. Hong's loan), shareholder equity of $1215 on June 30, 2010.

Off-Balance Sheet Arrangements

None

                                      DESCRIPTION OF PROPERTY

Our USA offices are located at 665 Ellsworth Avenue, New Haven, CT 06511. Our Taiwan contact office is 16F-5, No. 78-17, Sec. 2 Zhong Gang Rd. Taichung, Taiwan. Both office space and equipment are at no costs by the owners Andrew Chien and Ching-Sang Hong respectively. Management estimates such amounts to be immaterial.

                              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

This company was a subsidiary of USChina Channel Inc., and issued 1,225,000 shares of common stock at par value of $0.001 per share, and USChina Taiwan sold 1,102,500 shares to Chairman Ching-Sang Hong on March 9, 2010 for $31, 087.5 ($0.028 197 /share) , of which $1,102.5 (payment for the par value) kept in USChina Taiwan as assets, and the remaining $29,985 recorded as additional paid-in capital to cover S-1 filing costs. In the meantime, USChina Channel purchased at par value, and distributed the remaining 122,500 shares of common stock to its shareholders as special dividends.

The sale price ($0.028 197 /share) to Mr. Hong is mainly determined on the estimation of Andrew Chine's spending business time and other costs to make the S-1 effective, and the willingness of Mr. Hong to pay. There is no market to determine the fair value of the sale price. In the meantime, Mr. Ching-Sang Hong hired Andrew Chien as a SEC file agent to manage S-1 filing within budget, and paid him $25,000 ..

                       SECURITY OWERSHIP OF CERTAIN BENEFICIAL OWERNERS AND MANAGEMENT

We have issued shares to the following officers, directors, promoters, and beneficial owners of more than 5% of our outstanding securities.

   Name                  Number        Percent of Class       Position with

                        Of Shares                              the Company

Ching-Sang Hong         1,102,500          90 %              President, Treasurer

                                                              CFO, Secretary, Director

Andrew Chien               98,200           8 %              Beneficiary Owner

On March 15, 2010, Ching-Sang Hong signed a Financial Agreement (c.f. Exhibition 10.01) with the Company, promising to loan the Company up to $70,000, without interest, to cover expenses incurred for business operation.

                         MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Currently, our securities are not publicly traded. There is no assurance that a trading market will ever develop, or, if one does develop, it will be maintained for any length of time. Pursuant to this prospectus, the selling shareholders are offering a maximum of 122,500 shares of common stock on a best efforts basis. Our stock is held by a small number of investors, which reducing the liquidity of our stock. Consequently, a purchaser of shares may find it difficult to resell the securities offered in this prospectus, should he desire to do so. The shares of this Company are not eligible for margin so it is unlikely that a lending institution would accept our common stock as collateral for a loan.

To date, none of our outstanding shares are subject to any outstanding options, warrants to purchase, or securities that are convertible into common stock.

As of the date of this Prospectus, 1,225,000 shares of common stock are issued and outstanding. These shares are considered “restricted securities” because they were issued in reliance upon an exemption from the registration requirements of the Securities Act and not in connection with a public offering.  After this registration statement becomes effective, a total of 122,500 shares of our common stock will become immediately available for sale to the public and the remaining shares will become available for resale under Rule 144 of the Securities Act, which specifies that an affiliate of a reporting company may resell restricted securities, subject to holding period, volume limitations, timing, manner of sale, and filing of notice requirements. Under Rule 144, a person who has beneficially owned shares of a Company's common stock for at least six months is entitled to sell, within any three month period, a number of shares that does not exceed the greater of:

1. One per cent of the number of shares of the company's common stock, then outstanding.

2. The average weekly trading volume of the Company's common stock during the four calendar weeks preceding the filing of a notice of Form 144 with respect to the sale; provided, that the shares are trading on a nationally quoted exchange.

3. Under Rule 144(k), a person who is not one of the Company's affiliates at any time during the three months preceding a sale, and has beneficially owned the shares for at least two years, is entitled to sell shares without complying with the manner of the sale, public information, volume limitation or notice of the provisions of Rule 144.

4. The shares held by Mr. Hong were issued on March 9, 2010, so any sale of stock could not take place prior to September 8, 2010.

                                         EXECUTIVE COMPENSATION

To date, we have no employees other than our sole officer, Mr. Hong. No officer or director has yet been paid any compensation, including any reimbursement. We currently have no formal employment agreements or other contractual arrangements with our Officer and Director, or anyone else regarding the commitment of time or the payment of salaries or other remuneration.

Mr. Hong will be compensated in the form of a service fee or charge paid from revenues generated by the Company's customers. The amount of his service charge is based upon: (1) primary responsibilities, (2) financial performance of the Company, (3) expected future financial performance of the Company and (4) any other factors that are determined by the board of directors. The commencement of such compensation to Mr. Hong will also be determined at the discretion of our board of directors. The primary consideration when determining the timing of payments to Mr. Hong, if any, will be the financial condition of the Company. Specifically, we anticipate the board to authorize payment only when the Company realizes positive cash flow in any quarterly fiscal period. Mr. Hong's service charge will not exceed $100,000 in any fiscal year.

At this time, we do not anticipate awarding stock options to anyone.

         CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

          None.

                                WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 (including exhibits) under the Securities Act with respect to the shares to be sold in this Offering.  This Prospectus, which forms part of the Registration Statement, does not contain all the information set forth in the Registration Statement as some portions have been omitted in accordance with the rules and regulations of the SEC.  For further information with respect to our Company and the Shares offered in this Prospectus, reference is made to the Registration Statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof.  With respect to each such document filed with the SEC as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved.

We will be required to file reports with the Securities and Exchange Commission (SEC) pursuant to Section (13) or 15(d) of the Securities Exchange Act of 1934. The reports will be filed electronically. The common reports that we will be required to file are known as Forms 10-K, 10-Q, and 8-K.  You may read copies of any materials we file with the SEC at their Public Reference Room at 100 F Street, NE, Washington, D.C.,

20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and will contain copies of the reports that we file electronically.

                                       FINANCIAL STATEMENT

                            ( For the year ended on March 31, 2010 )

                              ( This space intentionally left blank )

              REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of USChina Taiwan Inc.

We have audited the accompanying balance sheet of USChina Taiwan Inc. (A Development Stage Company) as of March 31, 2010, and the related statements of operations, stockholders' equity and cash flow for the period from December 18, 2009 (inception), to March 31, 2010. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of USChina Taiwan Inc. (A Development Stage Company) as of March 31, 2010, and the results of its operations and its cash flows from December 18, 2009 (inception), to March 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that USChina Taiwan Inc. (A Development Stage Company) will continue as a going concern. As discussed in Note 3 to the financial statements, USChina Taiwan Inc. (A Development Stage Company) has minimal operations, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Kenne Ruan, CPA, P.C.

Woodbridge, CT

May 21, 2010

                     USChina Taiwan INC.

                 Consolidated Balance Sheets

                   As of March 31, 2010

3/31/2010
Cash	$ 1,225

Total Current Asset	$ 1,225
Investment	$ -
Property	$ -
Intangible Assets	$ -
Total Assets	$ 1,225

Liabilities and Shareholders' equity
Current Liabilities:	$ -
Accounts payable	$ -
Other	$ -

Long-term Debt	$ -

Total Liabilities	$ -

Shareholders' Equity
Common shares w/ par value $ 0.001
1,225,000 issued &outstanding	$ 1,225
Additional paid-in capital	$ 29,985
Deficit accumulated in development stage	$ (29,985)

Total Shareholders' Equity	$ 1,225

Total Liabilities and Shareholders' Equity	$ 1,225

               USChina Taiwan INC.

      Consolidated Statements of Operations

         For Year Ended March 31, 2010

Year ended on
3/31/2010
Revenue	$ -
Cost of Revenue	$ -
Gross Profits	$ -

Operating Expenses
Selling expenses	$ -
General and administrative expenses	$ 29,985
Research and development costs
Total Operating Expenses	$ -

Income (loss) from Operation	$ (29,985)

Other income (expenses)	$ -
Interests income (expenses)	$ -
Income tax	$ -

Net income (loss)	$ (29,985)

Basic and diluted net earning per share
1,225,000 Shares Outstanding	$ (0.02)

                              USChina Taiwan INC.

             Consolidated Statement of Stockholders' Equity

	Common		Paid-in	Profits
	Shares	Par	Capital	(Loss)	Total

Issuance of Common Stock	1,225,000	$ 1,225	$ 29,985		$ 31,210

Net Profits (Loss)				$ (29,985)	$ -

Balance, March 31, 2010				$ -	$ 1,225

                       USChina Taiwan INC.

            Consolidated Statements of Cash Flows

                 For Year Ended March 31, 2010

Year ended on
3/31/2010
Cash Flow from operating activities
Net Income (Loss)	$ (29,985)

Net cash provided by operating activities	$ (29,985)

Cash flows from investing activities	$ -

Cash flows from financing activities
Proceeds from sale of common stock	$ 1,225
Proceeds from additional paid-in capital	$ 29,985
Net cash provided by financing activities	$ 31,210

Increase (decrease) in cash	$ -
Cash, beginning at the period	$ -
Cash, end at the period	$ 1225

                                  USChina Taiwan Inc.

                            NOTES TO FINANCIAL STATEMENTS

                                   March 31, 2010

1. ORGANIZATIONS AND DESCRIPTION OF BUSINESS

USChina Taiwan Inc was incorporated in Nevada on December 18, 2009, under the laws of the State of Nevada, for the purpose of providing management consulting services to the small or median sized private companies in the Taiwan that want to look for business partners, or agencies, or financing resources, or to become public through IPO or reverse merger in the United States, or Canada.

The Company was a subsidiary of USChina Channel Inc., and spun off on March 15, 2010.

The Company is in the development stage with minimal operations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accompanying audited financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for annual financial information, and with the rules and regulations of SEC to Form 10-Q and Article 8 of Regulation S-X.

The Company changed its year-end to March 31 from December 31 in May 2010.

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification.  The Company has recognized no revenue since inception, and is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

•

Level 1 Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

•

Level 2 Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

•

Level 3 Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for financial assets and liabilities measured at fair value at March 31, 2010, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the period from December 18, 2009 (inception) through March 31, 2010.

Revenue Recognition

The Company will apply paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company will recognize revenue when it is realized or realizable and earned.  The Company will consider revenue realized or realizable and earned when all of the following criteria are met: (i)

persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income Taxes

The Company will account for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net Loss Per Common Share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There were no potentially dilutive shares outstanding as of March 31, 2010.

Recently Issued Accounting Standards

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002, as amended by SEC Release No. 33-8934 on June 26, 2008. Commencing with the Company’s Annual Report for the fiscal year ending March 31, 2011, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year-end; of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting; and that the Company’s independent accounting firm has issued an attestation report on management’s assessment of the Company’s internal control over financial reporting, which report is also required to be filed as part of the Annual Report on Form 10-K.

In June 2009, the FASB approved the “FASB Accounting Standards Codification” (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP to be launched on July 1, 2009.  The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place.  All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The Codification is effective for interim and annual periods ending after September 15, 2009. The adoption did not have a material impact on the Company’s financial position, results of operations or cash flows.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-04, Accounting for Redeemable Equity Instruments - Amendment to Section 480-10-S99, which represents an update to section 480-10-S99, distinguishing liabilities from equity, per EITF Topic D-98, Classification and Measurement of Redeemable Securities.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-05, Fair Value Measurement and Disclosures Topic 820 – Measuring Liabilities at Fair Value, which provides amendments to subtopic 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities.  This Update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1. A valuation technique that uses: a. The quoted price of the identical liability when traded as an asset b. Quoted prices for similar liabilities or similar liabilities when traded as assets. 2. Another valuation technique that is consistent with the principles of topic 820; two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability. The amendments in this Update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendments in this Update also clarify that both a quoted price in an active market for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-08, Earnings Per Share – Amendments to Section 260-10-S99, which represents technical corrections to topic 260-10-S99, Earnings per share, based on EITF Topic D-53, Computation of Earnings Per Share for a Period that includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock and EITF Topic D-42, The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-12, Fair Value Measurements and Disclosures Topic 820 – Investment in Certain Entities That Calculate Net Assets Value Per Share (or Its Equivalent), which provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures-Overall, for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The amendments in this Update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this Update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this Update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this Update, such as the nature of any restrictions on the investor’s ability to redeem its investments at the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be make by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in U.S. GAAP on investments in debt and equity securities in paragraph 320-10-50-1B. The disclosures are required for all investments within the scope of the amendments in this Update regardless of whether the fair value of the investment is measured using the practical expedient. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-01 Equity Topic 505 – Accounting for Distributions to Shareholders with Components of Stock and Cash, which clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share (“EPS”)).  Those distributions should be accounted for and included in EPS calculations in accordance with paragraphs 480-10-25-14 and 260-10-45-45 through 45-47 of the FASB Accounting Standards codification.  The amendments in this Update also provide a technical correction to the Accounting Standards Codification.  The correction moves guidance that was previously included in the Overview and Background Section to the definition of a stock dividend in the Master Glossary.  That guidance indicates that a stock dividend takes nothing from the property of the corporation and adds nothing to the interests of the stockholders.  It also indicates that the proportional interest of each shareholder remains the same, and is a key factor to consider in determining whether a distribution is a stock dividend.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-02 Consolidation Topic 810 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification, which provides amendments to Subtopic 810-10 and related guidance within U.S. GAAP to clarify that the scope of the decrease in ownership provisions of the Subtopic and related guidance applies to the following:

•

A subsidiary or group of assets that is a business or nonprofit activity

•

A subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture

•

An exchange of a group of assets that constitutes a business or nonprofit activity for a noncontrolling interest in an entity (including an equity method investee or joint venture).

The amendments in this Update also clarify that the decrease in ownership guidance in Subtopic 810-10 does not apply to the following transactions even if they involve businesses:

•

Sales of in substance real estate.  Entities should apply the sale of real estate guidance in Subtopics 360-20 (Property, Plant, and Equipment) and 976-605 (Retail/Land) to such transactions.

•

Conveyances of oil and gas mineral rights.  Entities should apply the mineral property conveyance and related transactions guidance in Subtopic 932-360 (Oil and Gas-Property, Plant, and Equipment) to such transactions.

If a decrease in ownership occurs in a subsidiary that is not a business or nonprofit activity, an entity first needs to consider whether the substance of the transaction causing the decrease in ownership is addressed in other U.S. GAAP, such as transfers of financial assets, revenue recognition, exchanges of nonmonetary assets, sales of in substance real estate, or conveyances of oil and gas mineral rights, and apply that guidance as applicable. If no other guidance exists, an entity should apply the guidance in Subtopic 810-10.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

3. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company had minimal operations during the period from December 18, 2009 (date of inception) to March 31, 2010 and generated no revenues with operation loss of $29,985, or $(0.02) per share, and the Company's current asset of $1,225 is not sufficient to cover the operating expenses for the next twelve months.  This condition raises substantial doubt about the Company's ability to continue as a going concern. Continuation of the Company as a going concern is dependent upon obtaining additional working capital. Management believes that the Company will be able to operate for the coming year by obtaining additional financial responsibilities from Mr. Ching-Sang Hong, the President and CFO of the company, and from other sources of equity funding.

4. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stocks.

5. RELATED PARTY TRANSACTIONS

This company was a subsidiary of USChina Channel Inc., and issued 1,225,000 shares of common stock of this company at par value of $0.001 per share, and USChina Taiwan sold 1,102,500 shares to Chairman Ching-Sang Hong on March 9, 2010 for $31, 087.50, of which $1,102.50 (payment for the par value) kept in USChina Taiwan as assets, and the remaining $29,985 as payment of S-1 filing costs, including paid Mr. Chien of $25,000. In the meantime, USChina Channel purchased at par value, and distributed the remaining 122,500 shares of common stock to its shareholders as special dividends.

On March 15, 2010, Chairman Ching-Sang Hong signed financial agreement with the company, and promised for general operation purposes, to lend the company up to $70,000, which is unsecured, non-interest bearing, with no specific terms of repayment. When the company receives the principals, the principals will record on the Company’s books by debiting Cash account and crediting Loan Payable.

The Company neither owns nor leases any real or personal property. Ching-Sang Hong has provided office and furniture without any charges.

6. INCOME TAXES

                                              As of March 31, 2010

Deferred tax assets:

     Net operating tax carry forwards             $  29,985

     Other                                                0

     Valuation allowance                          $ (29,985)

     Net deferred tax assets                      $       0

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

7. NET OPERATING LOSSES

As of March 31, 2010, the Company has a net operating loss carryforward of $29,985, or $(0.02) per share. Net operating loss carryforward expires twenty years from the date the loss was incurred.

8. STOCK TRANSACTIONS

On March 9, 2010, this company sold 1,102.500 shares to Chairman Ching-Sang Hong at $31, 087.5. USChina Channel Inc purchased the remaining 122,500 shares of common stock at par value, and distributed these shares to the shareholders of USChina Channel as special dividends.

9. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of March 31, 2010:

Common stock, $0.001 par value; 60,000,000 shares authorized; 1,225,000 shares issued and outstanding.

____________________________________________________________________________________________________

                               USChina Taiwan Inc.

                      Financial Statements for the Quarter

                            Ended on June 30, 2010

                        (This space intentionally left blank)

                             USChina Taiwan INC.

                         Consolidated Balance Sheet

                       As of June 30 and March 31, 2010

	6/30/2010	3/31/2010
	(unaudited)	(audited)
Cash	$ 7,200	$ 1,225

Total Current Asset	$ 7,200	$ 1,225
Investment		$ -
Property		$ -
Intangible Assets		$ -
Total Assets	$ 7,200	$ 1,225

Liabilities and Shareholders' equity
Current Liabilities:		$ -
fee-of-interests loan from officer	$ 5,985	$ -
Other		$ -

Long-term Debt		$ -

Total Liabilities	$ 5,985	$ -

Shareholders' Equity
Common shares w/ par value $ 0.001
1,225,000 issued &outstanding	$ 1,225	$ 1,225
Additional paid-in capital	$ 29,985	$ 29,985
Deficit accumulated in development stage	$ (29,995)	$ (29,985)

Total Shareholders' Equity	$ 1,215	$ 1,225

Total Liabilities and Shareholders' Equity	$ 7,200	$ 1,225

                       USChina Taiwan INC.

               Consolidated Statement of Operations

               Three Months Ended June 30, 2010, and

        From December 18,, 2009 (Inception) Through June 30, 2010

                            (Unaudited)

	Three Month	From
	ended on	Inception to
	6/30/2010	6/30/2010
Revenue	$ -
Cost of Revenue	$ -
Gross Profits	$ -

Operating Expenses
Selling expenses	$ -
General and administrative expenses	$ 12	$ 29,997
Research and development costs
Total Operating Expenses	$ -

Income (loss) from Operation	$ (12)	$ (29,997)

Other income (expenses)	$ -
Interests income (expenses)	$ 2	$ 2
Income tax	$ -

Net income (loss)	$ (10)	$ (29,995)

Basic and diluted net earning per share
1,225,000 Shares Outstanding	$ -	$ (0.02)

                     USChina Taiwan INC.

             Consolidated Statement of Cash Flows

            Three Months Ended June 30, 2010, and

   From December 18,, 2009 (Inception) Through June 30, 2010

                         (Unaudited)

	Three Month	From
	Ended	Inception to
	6/30/2010	6/30/2010
Cash Flow from operating activities
Net Income (Loss)	$ (10)	$ (29,995)

Net cash provided by operating activities	$ (10)	$ (29,995)

Cash flows from investing activities		$ -

Cash flows from financing activities
Proceeds from loan payable	$ 5,985	$ 5,985

Proceeds from sale of common stock		$ 1,225
Proceeds from additional paid-in capital		$ 29,985
Net cash provided by financing activities	$ 5,985	$ 37,195

Increase (decrease) in cash		$ -
Cash, beginning at the period	$ 1,225	$ -
Cash, end at the period	$ 7,200	$ 7,200

Supplemental Cash Flow Information:
Interests (paid ) received:	$ 2	$ 2

                      USChina Taiwan Inc.

              NOTES TO FINANCIAL STATEMENTS

                        June 30, 2010

1. ORGANIZATIONS AND DESCRIPTION OF BUSINESS

USChina Taiwan Inc was incorporated in Nevada on December 18, 2009, under the laws of the State of Nevada, for the purpose of providing management consulting services to the small or median sized private companies in the Taiwan that want to look for business partners, or agencies, or financing resources, or to become public through IPO or reverse merger in the United States, or Canada.

The Company was a subsidiary of USChina Channel Inc., and spun off on March 15, 2010.

The Company is in the development stage with minimal operations.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accompanying audited financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for annual financial information, and with the rules and regulations of SEC to Form 10-Q and Article 8 of Regulation S-X.

The Company changed its year-end to March 31 from December 31 in May 2010.

Development Stage Company

The Company is a development stage company as defined by section 915-10-20 of the FASB Accounting Standards Codification.  The Company has recognized no revenue since inception, and is still devoting substantially all of its efforts on establishing the business and its planned principal operations have not commenced. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

•

Level 1 Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

•

Level 2 Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

•

Level 3 Pricing inputs that are generally unobservable inputs and not corroborated by market data.

The Company does not have any assets or liabilities measured at fair value on a recurring or a non-recurring basis, consequently, the Company did not have any fair value adjustments for financial assets and liabilities measured at fair value at June 30, 2010, nor gains or losses are reported in the statement of operations that are attributable to the change in unrealized gains or losses relating to those assets and liabilities still held at the reporting date for the period from December 18, 2009 (inception) through June 30, 2010.

Revenue Recognition

The Company will apply paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company will recognize revenue when it is realized or realizable and earned.  The Company will consider revenue realized or realizable and earned when all of the following criteria are met: (i)

persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

Income Taxes

The Company will account for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification.  Deferred income tax assets and liabilities are determined based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of operations in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.  The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of Section 740-10-25.

Net Loss Per Common Share

Net loss per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.  Diluted net loss per share is computed by dividing net loss by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period.  There were no potentially dilutive shares outstanding as of June 30, 2010.

Recently Issued Accounting Standards

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002, as amended by SEC Release No. 33-8934 on June 26, 2008. Commencing with the Company’s Annual Report for the fiscal year ending March 31, 2011, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year-end; of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting; and that the Company’s independent accounting firm has issued an attestation report on management’s assessment of the Company’s internal control over financial reporting, which report is also required to be filed as part of the Annual Report on Form 10-K.

In June 2009, the FASB approved the “FASB Accounting Standards Codification” (the “Codification”) as the single source of authoritative nongovernmental U.S. GAAP to be launched on July 1, 2009.  The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place.  All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered non-authoritative. The Codification is effective for interim and annual periods ending after September 15, 2009. The adoption did not have a material impact on the Company’s financial position, results of operations or cash flows.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-04, Accounting for Redeemable Equity Instruments - Amendment to Section 480-10-S99, which represents an update to section 480-10-S99, distinguishing liabilities from equity, per EITF Topic D-98, Classification and Measurement of Redeemable Securities.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In August 2009, the FASB issued the FASB Accounting Standards Update No. 2009-05, Fair Value Measurement and Disclosures Topic 820 – Measuring Liabilities at Fair Value, which provides amendments to subtopic 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities.  This Update provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using one or more of the following techniques: 1. A valuation technique that uses: a. The quoted price of the identical liability when traded as an asset b. Quoted prices for similar liabilities or similar liabilities when traded as assets. 2. Another valuation technique that is consistent with the principles of topic 820; two examples would be an income approach, such as a present value technique, or a market approach, such as a technique that is based on the amount at the measurement date that the reporting entity would pay to transfer the identical liability or would receive to enter into the identical liability. The amendments in this Update also clarify that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendments in this Update also clarify that both a quoted price in an active market for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements.  The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-08, Earnings Per Share – Amendments to Section 260-10-S99, which represents technical corrections to topic 260-10-S99, Earnings per share, based on EITF Topic D-53, Computation of Earnings Per Share for a Period that includes a Redemption or an Induced Conversion of a Portion of a Class of Preferred Stock and EITF Topic D-42, The Effect of the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock. The Company does not expect the adoption of this update to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2009, the FASB issued the FASB Accounting Standards Update No. 2009-12, Fair Value Measurements and Disclosures Topic 820 – Investment in Certain Entities That Calculate Net Assets Value Per Share (or Its Equivalent), which provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures-Overall, for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent). The amendments in this Update permit, as a practical expedient, a reporting entity to measure the fair value of an investment that is within the scope of the amendments in this Update on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 as of the reporting entity’s measurement date, including measurement of all or substantially all of the underlying investments of the investee in accordance with Topic 820. The amendments in this Update also require disclosures by major category of investment about the attributes of investments within the scope of the amendments in this Update, such as the nature of any restrictions on the investor’s ability to redeem its investments at the measurement date, any unfunded commitments (for example, a contractual commitment by the investor to invest a specified amount of additional capital at a future date to fund investments that will be make by the investee), and the investment strategies of the investees. The major category of investment is required to be determined on the basis of the nature and risks of the investment in a manner consistent with the guidance for major security types in U.S. GAAP on investments in debt and equity securities in paragraph 320-10-50-1B. The disclosures are required for all investments within the scope of the amendments in this Update regardless of whether the fair value of the investment is measured using the practical expedient. The Company does not expect the adoption to have a material impact on its consolidated financial position, results of operations or cash flows.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-01 Equity Topic 505 – Accounting for Distributions to Shareholders with Components of Stock and Cash, which clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share (“EPS”)).  Those distributions should be accounted for and included in EPS calculations in accordance with paragraphs 480-10-25-14 and 260-10-45-45 through 45-47 of the FASB Accounting Standards codification.  The amendments in this Update also provide a technical correction to the Accounting Standards Codification.  The correction moves guidance that was previously included in the Overview and Background Section to the definition of a stock dividend in the Master Glossary.  That guidance indicates that a stock dividend takes nothing from the property of the corporation and adds nothing to the interests of the stockholders.  It also indicates that the proportional interest of each shareholder remains the same, and is a key factor to consider in determining whether a distribution is a stock dividend.

In January 2010, the FASB issued the FASB Accounting Standards Update No. 2010-02 Consolidation Topic 810 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification, which provides amendments to Subtopic 810-10 and related guidance within U.S. GAAP to clarify that the scope of the decrease in ownership provisions of the Subtopic and related guidance applies to the following:

•

A subsidiary or group of assets that is a business or nonprofit activity

•

A subsidiary that is a business or nonprofit activity that is transferred to an equity method investee or joint venture

•

An exchange of a group of assets that constitutes a business or nonprofit activity for a noncontrolling interest in an entity (including an equity method investee or joint venture).

The amendments in this Update also clarify that the decrease in ownership guidance in Subtopic 810-10 does not apply to the following transactions even if they involve businesses:

•

Sales of in substance real estate.  Entities should apply the sale of real estate guidance in Subtopics 360-20 (Property, Plant, and Equipment) and 976-605 (Retail/Land) to such transactions.

•

Conveyances of oil and gas mineral rights.  Entities should apply the mineral property conveyance and related transactions guidance in Subtopic 932-360 (Oil and Gas-Property, Plant, and Equipment) to such transactions.

If a decrease in ownership occurs in a subsidiary that is not a business or nonprofit activity, an entity first needs to consider whether the substance of the transaction causing the decrease in ownership is addressed in other U.S. GAAP, such as transfers of financial assets, revenue recognition, exchanges of nonmonetary assets, sales of in substance real estate, or conveyances of oil and gas mineral rights, and apply that guidance as applicable. If no other guidance exists, an entity should apply the guidance in Subtopic 810-10.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

3. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company had minimal operations during the period from December 18, 2009 (date of inception) to June 30, 2010 and generated no revenues with operation loss of $29,995, or $(0.02) per share, and the Company's current asset of $1,215 is not sufficient to cover the operating expenses for the next twelve months.  This condition raises substantial doubt about the Company's ability to continue as a going concern. Continuation of the Company as a going concern is dependent upon obtaining additional working capital. Management believes that the Company will be able to operate for the coming year by obtaining additional financial responsibilities from Mr. Ching-Sang Hong, the President and CFO of the company, and from other sources of equity funding.

4. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stocks.

5. RELATED PARTY TRANSACTIONS

Ching-Sang Hong, President of the Company, deposited $5,985 cash in the bank account on May 25, 2010 as part of his free-of-interests loan to support the company for operation.

6. INCOME TAXES

                                              As of June 30, 2010

Deferred tax assets:

     Net operating tax carry forwards             $  29,995

     Other                                                0

     Valuation allowance                          $ (29,995)

     Net deferred tax assets                      $       0

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

7. NET OPERATING LOSSES

As for the quarter ended June 30, 2010, the Company has a net operating loss carry forward of $10, or $(0.00) per share. As for the inception December 18,, 2009 to June 30, 2010, the Company has a net operating loss carry forward of $29,995, or $(0.02) per share. Net operating loss carry forward expires twenty years from the date the loss was incurred.

8. STOCK TRANSACTIONS

  None

9. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of June 30, 2010:

Common stock, $0.001 par value; 60,000,000 shares authorized; 1,225,000 shares issued and outstanding, and the shareholder equities were $1,215.

____________________________________________________________________________________________________

                             PART II  INFORMATION NOT REQUIRED IN PROSPECTUS

                           ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated costs and expenses that Mr. Hong will personally pay in connection with the offering described in this registration statement:

                                                Amount

SEC Registration fee (1)                     $     26.21

Legal, Accounting & Others                   $ 29,958.79

Total:                                        $29,985.00

(1)

All expenses, except SEC registration fee are estimated.

                          ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The registrant had agreed to indemnify its executive officers and directors the fullest extent permitted by the Nevada Revised Statutes (the "NRS") and our bylaws except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the registrant. That NRS permits the registrant to indemnify any person, who is, or is threatened to be made, a party to any threatened, pending or completed action, or suit, whether civil, criminal, administrative or investigative (other than an action by the registrant) by reason of the fact that the person is or was, or temporally is or was an officer or director of the registrant. The indemnity is based on the fact that he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. The indemnity may include liabilities, judgments, costs, all fines and expenses (including attorney's fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The registrant's obligations of indemnification, if any, shall be conditioned on the registrant receiving prompt notice of the claim and the opportunity to settle and defend the claim. The registrant may indemnify officers and directors in an action by the Registrant or in its right under the same conditions. The foregoing indemnification provisions are not exclusive of any other rights to which an officer or director may be entitled under our bylaws, by agreement, vote, or otherwise.

                         ITEM  15.    RECENT SALES OF UNREGISTERED SECURITIES

This company was a subsidiary of USChina Channel Inc., and issued 1,225,000 shares of common stock of this company at par value of $0.001 per share, and sold 1,102,500 shares to Chairman Ching-Sang Hong on March 9, 2010 for $ $31, 087.5. And USChina Channel purchased the remaining 122,500 shares of common stock at par value, and distributed to the shareholders as special dividends on March 9, 2010.

All the shares were issued in a private placement and were deemed to be exempt from registration by virtue of Section 4(2) of the Securities Act as a transaction not involving any public offering.

                                        ITEM 16    EXHIBITS

Reference Exhibit no.     Document                            Location

3          3.01       Articles of Incorporation           S-1 of 03/17/2010

3          3.02       By-Laws (Amendment)                 S-1/A of 06/28/2010

5          5.01       Opinion on Legality                 S-1 of 03/17/2010

10        10.01       Financial Agreement                 S-1 of 03/17/2010

          10.02       BUSINESS OPERATION AGREEMENT        S-1/A of 04/22/2010

14        14.01       Ethics of Code                      S-1 of 03/17/2010

23        23.01       Consent of Auditor                  Filed

                                      ITEM 17  UNDERTAKING

By Regulation S-K, Item 512,

1.

The undersigned Registrant hereby undertakes

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

    (a) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

    (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;  and

    (c) Include any additional material information not previously disclosed or any material change to such information in the registration statement with respect to the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, treat each such post-effective amendment as a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

    (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned

Registrant;

    (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act  and will be governed by the final adjudication of such issue.

3. Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form or prospectus as a new registration statement for the securities offered in the registration statement, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

Signatures

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Haven, Connecticut, on

       September 7, 2010                          USChina Taiwan Inc.

                                           By: /s/ Chin - Sang Hong

                                         ____________________________

                                           Ching-Sang Hong, CEO

     Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated.

            Name and Title                                 Date

  By: /s/ Ching-Sang Hong                               September 7, 2010

    _____________________

    Ching-Sang Hong,

    President, Secretary, Treasurer, CFO,

    Principal Accounting Officer, Sole Director,